Exhibit 32.2
CERTIFICATION OF
CHIEF FINANCIAL OFFICERPURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report of China Advanced Construction Materials Group, Inc. (the “Company”) on Form 10-Q for the period ending December 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Chin Hsiao, Chief Financial and Accounting Officer of the Company, certifies to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Quarterly Report on Form 10-Q for the period ending December 31, 2008, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-Q for the period ending December 31, 2008, fairly presents, in all material respects, the financial condition and results of operations of China Advanced Construction Materials Group, Inc.

Date: February 12, 2009

/s/Chin Hsiao
Chin Hsiao Principal Financial and Accounting Officer